Market Snapshot Source: OTC quotes and electronic trading system. Quotes are average for month RPM Auction Clearing Price: 197.47 RPM Auction Clearing Price: 40.80 21.50 Pre auction RPM market 165.00 Pre auction RPM market Bid/Ask midpoint: 100.00 Bid/Ask midpoint: 47.50